Exhibit 99.1

Tampa, FL - August 10, 2018 - Carter Validus Mission Critical REIT, Inc. (“we”, “us,” “our,” or the “Company”) announced today that an affiliate of the University of Texas Medical Branch (“UTMB”) has entered into a non-binding letter of intent to lease the Bay Area Regional Medical Center property in Webster, Texas.

Michael Seton, Chief Executive Officer and President of the Company, stated, “we are excited to be able to have the opportunity to be part of UTMB’s presence in the Webster, Texas market and look forward to a strong relationship with such a well regarded and world class healthcare system.”

About Carter Validus Mission Critical REIT, Inc.
Carter Validus Mission Critical REIT, Inc. currently qualifies as a real estate investment trust and invests in mission critical real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants.

Media Contact
Cindy Etheredge
Marketing Director, Carter Validus
813-316-4323
cetheredge@cvreit.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.